Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints David Weinreb, Grant Herlitz and Reuben Davidsohn, and each of them, with full power to act and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact with full power to execute in his name and on his behalf in his capacity as a director or officer or both, as the case may be, of The Howard Hughes Corporation (the “Company”) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering shares of the Company’s common stock, par value $0.01 per share, available for issuance under the Company’s 2010 Equity Incentive Plan, and to sign any and all amendments to the Company’s registration statement on Form S-8, including post-effective amendments to such registration statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as the Company’s registration statement on Form S-8 that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms that such attorneys-in-fact, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ William Ackman	/s/ Allen Model
William Ackman	Allen Model

/s/ David Arthur	/s/ R. Scot Sellers
David Arthur	R. Scot Sellers

/s/ Adam Flatto	/s/ Steven Shepsman
Adam Flatto	Steven Shepsman

/s/ Jeffrey Furber	/s/ David R. Weinreb
Jeffrey Furber	David R. Weinreb

/s/ Gary Krow	/s/ Rael Diamond
Gary Krow	Rael Diamond
Dated: January 12, 2011